UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 28, 2007
(September 26, 2007)
Date of Report
(Date of earliest event reported)
AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
123 South Front Street
Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)
(901) 495-6500
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On September 26, 2007, the Board of Directors of AutoZone, Inc. (“AutoZone”) amended the AutoZone, Inc. Third Amended and Restated Employee Stock Purchase Plan (“ESPP”) to extend the term of the ESPP by an additional ten years, through December 31, 2017, and to add a provision allowing AutoZone to “cash out” participants with fewer than twenty shares in their account at termination. The amended and restated ESPP is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 26, 2007, the Compensation Committee of AutoZone’s Board of Directors approved the following severance arrangement with AutoZone’s Chairman, President and Chief Executive Officer, William C. Rhodes, III. If Mr. Rhodes’ employment is terminated by AutoZone without cause, then in addition to the severance benefit previously approved by the Board, consisting of an amount equal to 2.99 times his then-current base salary, Mr. Rhodes will receive a lump sum prorated share of any unpaid annual bonus incentive for periods during which he was employed, to be paid at the time such incentives are paid to similarly-situated executives, and AutoZone will pay the cost of COBRA premiums to continue his medical, dental and vision insurance benefits for up to 18 months to the extent such premiums exceed the amount Mr. Rhodes had been paying for such coverage during his employment. Additionally, Mr. Rhodes will sign an agreement not to compete with AutoZone or solicit its employees for a three-year period after such termination.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors of AutoZone amended AutoZone’s bylaws (the “Bylaws”) effective September 26, 2007 to permit AutoZone to issue uncertificated shares of stock. Previously, the Bylaws required that all shares of stock be represented by certificates. Article V of the Bylaws was amended in order for AutoZone to become eligible to participate in a Direct Registration Program as required by New York Stock Exchange Rule 501.00. The amended and restated Bylaws are filed as Exhibit 99.2 to this current report on Form 8-K and incorporated into this Item 5.03 by reference.
Item 9.01. Financial Statements and Exhibits
The following exhibits are furnished with this Current Report:
(d) Exhibits

99.1	AutoZone, Inc. Fourth Amended and Restated Employee Stock Purchase Plan

99.2	Fourth Amended and Restated Bylaws of AutoZone, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.
By:	/s/ Harry L. Goldsmith
Harry L. Goldsmith
Executive Vice President, General Counsel and Secretary

Dated: September 28, 2007

EXHIBIT INDEX

99.1	AutoZone, Inc. Fourth Amended and Restated Employee Stock Purchase Plan

99.2	Fourth Amended and Restated Bylaws of AutoZone, Inc.